UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2021

NEXGEL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-56066	26-4042544
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2150 Cabot Boulevard West, Suite B Langhorne, Pennsylvania	19067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 702-8550

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On September 2, 2021 (the “Closing Date”), NexGel, Inc., a Delaware corporation (the “Company”) conducted a closing of a private placement offering (the “Offering”) with twenty accredited investors (the “Investors”) whereby the Company entered into a securities purchase agreement (the “Purchase Agreement”) with the Investors pursuant to which the Company issued to the Investors subordinated secured convertible promissory notes in the aggregate principal amount of $1,620,000 (the “Notes”). The net proceeds received by the Company were $1,504,400 (after deducting fees owed to its placement agent, Alere (as defined and discussed below)). The Company intends to use the net proceeds for working capital and general corporate purposes.

The Notes have a maturity date of one year from the Closing Date. The Notes bear interest at a rate of 12% per annum, which is also payable on maturity, with the understanding that the first 12 months of interest (equal to an aggregate of $194,400) is guaranteed and deemed to be earned in full as of the Closing Date. In the event the Company fails to pay any amount when due under the Notes, the interest rate will increase to the greater of 18% or the maximum amount permitted by law. The Notes may be prepaid during the first 180 calendar days from the Closing Date subject to a 110% prepayment penalty on all principal and accrued but unpaid interest then outstanding. The Notes may not be prepaid in whole or in part after 180 calendar days from the Closing Date.

The Investors may convert any amount due under the Notes at any time, and from time to time, into shares of the Company’s common stock at a conversion price of $0.15 per share; provided, however, that the Investors may not convert any portion of the Notes that would cause such Investor to beneficially own in excess of 4.99% of the Company’s common stock. The conversion price and number of shares of the Company’s common stock issuable upon conversion of the Notes will be subject to adjustment from time to time for any subdivision or consolidation of shares and other dilutive events.

The Notes contain a number of events of default, including but not limited to the Company’s failure to file a registration statement covering the Investors’ resale of all of the common stock underlying the Notes and the Warrants (as defined below) upon the earlier of 30 calendar days following the effectiveness of a registration statement relating to an underwritten public offering of the Company or December 31, 2021, and  cause such registration statement to become effective within 150 calendar days following the initial filing date.

Additionally, the Notes are secured by all of the assets of the Company pursuant to a security agreement that was entered into in connection with the issuance of the Notes (the “Security Agreement”); provided, however, the Security Agreement will automatically terminate on the business day immediately preceding the Company’s common stock being quoted or listed for trading on the OTCQB Marketplace, OTCQX, any tier of the NASDAQ, Stock Market, the New York Stock Exchange, or the NYSE American assuming that no event of default under the Notes then exists. The secured interest in all of the Company’s assets granted to the Investors is subordinated to a first priority secured interest previous granted to Auctus Fund, LLC pursuant to the terms of a Subordination Agreement (the “Subordination Agreement”).

In connection with the issuance of the Notes, the Investors were also issued five-year warrants to purchase up to an aggregate of 10,800,000 shares of the Company’s common stock (the “Warrant Shares”) at an exercise price of $0.15 per share (the “Warrants”).

The Investors may not exercise the Warrants with respect to any number of Warrant Shares that would cause such Investor to beneficially own in excess of 4.99% of the Company’s common stock. The Warrants may be exercised for cash, or, if the “market price” of the Company’s common stock is greater than the Warrant’s exercise price, and there is not an effective registration statement covering the Warrant Shares, the Warrants may be exercised on a cashless basis. The number of shares of common stock to be deliverable upon exercise of the Warrants is subject to adjustment for subdivision or consolidation of shares and other standard dilutive events, or in the event the Company effects a reorganization, reclassification, merger, consolidation, disposition of assets, or other fundamental transaction.

Pursuant to the Purchase Agreement, the Company agreed that, while any amount remains unpaid under the Notes, it would not sell securities on more favorable terms than those provided to the Investors, without adjusting the Investors’ terms accordingly. This right will terminate as of the Post Lock-Up Termination Date (as defined in the Purchase Agreement). Further, among other things, the Company agreed that, while any amount remains unpaid under the Notes, it would not enter into any variable rate transactions.

In connection with the issuance of the Notes, the Company entered into a registration rights agreement with the Investors (the “Registration Rights Agreement”) whereby the Company agreed to file a registration statement covering the Investors’ resale of all of the common stock underlying the Notes and the Warrants upon the earlier of 30 calendar days following the effectiveness of a registration statement relating to an underwritten public offering of the Company or December 31, 2021 and cause such registration statement to become effective within 150 calendar days following the initial filing date. In connection with the Offering, the Investors entered into a Lock-Up Agreement (the “Lock-Up Agreement”) whereby each Investor agreed not to sell certain percentages of the equity such Investor owns in the Company for a certain period of time subsequent to an initial public offering of the Company’s equity.

Certain members of the Company’s Board of Directors participated in the Offering. Specifically, David Stefansky (through Bezalel Partners, LLC), Nachum Stein and Dr. Jerome Zeldis invested $150,000, $150,000 and $50,000, respectively, in the Offering.

Alere Financial, a division of Cova Capital Partners, LLC (“Alere”), served as the placement agent for the Notes and received a total cash fee equal to $115,600 and warrants to purchase up to 770,667 shares of the Company’s common stock, with a term of five years, at a per share exercise price of $0.15. Mr. Levy, the Company’s Chief Executive Officer and Chief Financial Officer, is affiliated with Alere but has waived any portion of such fee received by Alere to which he is entitled as an affiliate of Alere.

The foregoing descriptions of the Purchase Agreement, Notes, the Warrants, the Security Agreement, the Subordination Agreement, the Registration Rights Agreement and the Lock-Up Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are attached hereto as Exhibits 10.1, 4.1, 4.2, 10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in “Item 1.01 – Entry Into a Material Definitive Agreement” is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in “Item 1.01 – Entry Into a Material Definitive Agreement” is incorporated herein by reference.

The Notes and Warrants described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended, and/or Rule 506(b) of Regulation D promulgated thereunder, as transactions by an issuer not involving any public offering.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of 12% Senior Secured Promissory Note, dated September 2, 2021, issued to the Investors
4.2	Form of Common Stock Purchase Warrant, dated September 2, 2021, issued to the Investors
10.1	Form of Securities Purchase Agreement, dated September 2, 2021, between the Company and the Investors
10.2	Form of Security Agreement, dated September 2, 2021, between the Company and the Investors
10.3	Form of Subordination Agreement, dated September 2, 2021, between the Company, the Investors and Auctus Fund, LLC
10.4	Form of Registration Rights Agreement, dated September 2, 2021, between the Company and the Investors
10.5	Form of Lock-Up Agreement, dated September 2, 2021, entered into by the Investors
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2021

NEXGEL, INC.

	By:	/s/ Adam Levy
Adam Levy
Chief Executive Officer